As filed with the U.S. Securities and Exchange Commission on June 10, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Voyager Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3760	84-2754888
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1225 17th Street, Suite 1100
Denver, Colorado 80202
(303) 500-6985
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dylan Taylor
Chief Executive Officer
1225 17th Street, Suite 1100
Denver, Colorado 80202
(303) 500-6985
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Benjamin Lewis Kneib Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Tel: (212) 906-1200	Richard A. Fenyes John G. O’Connell Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Tel: (212) 455-2000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-287354)
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by a prior Registration Statement on Form S-1 (File No. 333-287354), initially filed by Voyager Technologies, Inc. (the “Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”) on May 16, 2025, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on June 10, 2025. The Prior Registration Statement is incorporated herein by reference.
The Registrant is filing this Registration Statement for the sole purpose of registering an additional 1,550,645 shares of the Registrant’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), which includes 202,258 shares of Class A common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares that are being registered for offer and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table contained in Exhibit 107 filed with the Prior Registration Statement on June 2, 2025.
The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits
The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-287354), are incorporated by reference into, and shall be deemed to be a part of, this filing.
EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on June 2, 2025).
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.
107	Filing Fee Table.
____________
*Previously filed on page II-7 of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-287354), filed with the U.S. Securities and Exchange Commission on May 16, 2025, and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on June 10, 2025.

Voyager Technologies, Inc.

/s/ Dylan Taylor
Dylan Taylor
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dylan Taylor	Chief Executive Officer and Chairman (Principal Executive Officer)	June 10, 2025
Dylan Taylor

/s/ Filipe De Sousa	Chief Financial Officer (Principal Financial Officer)	June 10, 2025
Filipe De Sousa

*	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2025
Lance Weber

*	President and Director	June 10, 2025
Matthew Kuta

*	Director	June 10, 2025
Alan Stern

*	Director	June 10, 2025
Cheryl Shavers

*	Director	June 10, 2025
Gabe Finke

*	Director	June 10, 2025
Marian Joh

*	Director	June 10, 2025
William Shelton

*By:	/s/ Filipe De Sousa
Filipe De Sousa
Attorney-in-fact